Exhibit 23.1b

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Sun Community Bancorp Limited
Phoenix, Arizona

We hereby consent to the use in the proxy statement/prospectus constituting a part of Amendment No. 2 to the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated January 29, 2001, relating to the consolidated financial statements of Sun Community Bancorp Limited which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.


/s/ BDO SEIDMAN, LLP


Grand Rapids, Michigan
January 4, 2002